                                                                     Exhibit 3.1
                             AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                     APRISMA MANAGEMENT TECHNOLOGIES, INC.


     Aprisma Management Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "corporation"), does hereby submit this Amended and Restated Certificate of Incorporation, duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, for the purpose of amending and restating the Certificate of Incorporation, as amended, of this corporation. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 8, 1999, at which time the name of the Corporation was Aprisma Technologies, Inc. The text of the corporation's Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I
                                   ---------

     The name of this corporation is Aprisma Management Technologies, Inc.

                                  ARTICLE II
                                  ----------

     The registered office of this corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                  -----------

     The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV
                                  ----------

     The total number of shares of all classes of stock which the corporation shall have authority to issue is 62,785,556 shares, consisting of (i) 60,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 2,785,556 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the corporation.

1.  Common Stock
    ------------

    A.  General. The voting, dividend and liquidation rights of the holders of
        -------
        the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of this corporation whether now or hereafter authorized.

    B.  Voting. The holders of the Common Stock are entitled to one vote for
        ------
        each share of Common Stock held at all meetings of stockholders. There shall be no cumulative voting.

    C.  Number. The number of authorized shares of Common Stock may be increased
        ------
        or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

    D.  Dividends. Dividends may be declared and paid on the Common Stock from
        ---------
        funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

    E.  Liquidation. Upon the dissolution or liquidation of the corporation,
        -----------
        whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

2.  Preferred Stock
    ---------------

    Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

    Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the corporation.

3.  Series B Convertible Preferred Stock
    ------------------------------------

    A.  Number and Designation. 785,556 shares of the Preferred Stock of the
        ----------------------
        corporation shall be designated as Series B Convertible Preferred Stock (the "Series B Preferred").

    B.  Rank. The Series B Preferred shall, with respect to dividend rights and
        ----
        rights on liquidation, dissolution and winding up, rank prior to all classes of or series of common stock of the corporation, including the corporation's Common Stock, and each other class of capital stock of the corporation, the terms of which provide that such class shall rank junior to the Series B Preferred or the terms of which do not specify any rank relative to the Series B Preferred. Anything contained herein to the contrary notwithstanding, the corporation will be permitted, without the approval of the holders of the Series B Preferred voting as a separate class, to authorize additional shares of Preferred Stock and to issue new series of Preferred Stock ranking senior to, pari passu with or junior to the Series B Preferred. All equity securities of the corporation to which the Series B Preferred ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities," which shall also include any rights or options exercisable for or convertible into any of the Junior Securities.

    C.  Dividends. (1) The holders of shares of Series B Preferred shall be
        ---------
        entitled to receive dividends, when, as and if declared by the Board of Directors, out of funds legally available therefore; provided, however, that no dividend (or other distribution, except a distribution or dividend payable in shares of Common Stock) shall be declared or paid on the Common Stock unless an equivalent dividend (or other distribution) is declared and paid on the Series B Preferred, treating each share of Series B Preferred as the number of shares (or portion of shares) of Common Stock into which such share of Series B Preferred could be converted pursuant to Section G hereof for purposes of determining whether an equivalent dividend (or other distribution) has been declared and paid.

        (2) The Board of Directors of the corporation may fix a record date for the determination of holders of shares of Series B Preferred entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days and no less than 10 days prior to the date fixed for the payment thereof.

    D.  Liquidation Preference. In the event of any voluntary or involuntary
        ----------------------
        liquidation, dissolution or winding up of the corporation (each, along with any event treated as a liquidation, dissolution or winding up of the corporation pursuant to Section D(4), a "Liquidation Event"),

        (1) The holders of shares of Series B Preferred then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount equal to $7.00 for each share of Series B Preferred, plus all declared and unpaid dividends thereon. If the assets of the corporation legally available for distribution shall be insufficient to permit the payment in full to such holders of the Series B Preferred of the full aforesaid preferential amount, after distribution to holders of capital stock of the corporation ranking senior to the Series B Preferred, then the entire assets of the corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred in accordance with the aggregate liquidation preference of the shares of Series B Preferred held by each of them.

        (2) If payment has been made to the holders of the Series B Preferred of the full amount to which they shall be entitled pursuant to Section D(1) hereof, the holders of Junior Securities, then outstanding shall, subject to the rights and preferences applicable thereto, be entitled to be paid out of the assets of the corporation available for distribution to its stockholders an amount equal to the Conversion Price (as defined below) per share of Common Stock held by such holders and per share of Common Stock which such holders would hold if such other Junior Securities held by such holders had converted into shares of Common Stock pursuant to the terms applicable thereto, plus all declared and unpaid dividends on all such Junior Securities.

        (3) If payment has been made (i) to the holders of the Series B Preferred of the full amount to which they shall be entitled pursuant to Section D(1) hereof and (ii) to the holders of Junior Securities of the full amount to which they shall be entitled pursuant to Section D(2) hereof, the holders of the Series B Preferred and the holders of all other securities of the corporation which are convertible into Common Stock shall then be entitled to share ratably in the corporation's remaining assets, based on the number of shares of Common Stock which they would hold if each share of Series B Preferred held by them was converted into shares of Common Stock pursuant to the provisions of Section G hereof and the shares of any other securities of the corporation which are not Common Stock were converted into shares of Common Stock pursuant to the terms applicable thereto immediately prior to the distribution of such remaining assets.

        (4) Each of (i) the merger of the corporation into or with another corporation (other than one in which the holders of the capital stock of the corporation immediately prior to the merger continue to hold, directly or indirectly, more than 50% of the voting power of the capital stock of the surviving corporation) and (ii) the sale of all or substantially all the assets of the corporation, shall be deemed to be a Liquidation Event for purposes of this Section D.

    E.  Redemption. (1) The corporation may, at its option, redeem the Series B
        ----------
        Preferred at a per share redemption price equal to $7.00 plus an amount equal to a return of 8% per annum simple interest on the $7.00 if an underwritten firm commitment public offering of shares of Common Stock has not occurred prior to November 20, 2002.

        (2) Shares of Series B Preferred which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to Series and may be redesignated and reissued as part of any series of the Preferred Stock, provided that no such issued and reacquired shares of Series B Preferred shall be reissued or sold as Series B Preferred.

    F.  Procedure for Redemption. (1) In the event the corporation shall redeem
        ------------------------
        shares of Series B Preferred pursuant to Section E(1), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record (at the close of business on the business day immediately preceding the day on which notice is given) of the shares to be redeemed at such holder's address as the same appears on the stock register of the corporation, provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series B Preferred to be redeemed except as to the holder to whom the corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date;
        (ii) the number of shares of Series B Preferred to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price;
        (v) the date on which such holder's conversion rights (as set forth in Section G hereof) as to such shares terminate (which date shall in no event be earlier than three (3) days prior to the applicable redemption date); and (vi) calling upon such holder to surrender to the corporation, in the manner and at the place designated, his, her or its certificate or certificates representing shares to be redeemed.

        (2) In the case of any redemption pursuant to Section E(1) hereof, notice having been mailed as provided in Section F(1) hereof, from and after the redemption date (unless default shall be made by the corporation in providing money for the payment of the redemption price of the shares called for redemption), all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation the redemption price) shall cease, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the corporation shall so require and the notice shall so state), such shares shall be redeemed by the corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

    G. Conversion of Series B Preferred. (1) Each issued and outstanding share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into a number of shares of Common Stock as is determined by dividing $7.00 by the Conversion Price (determined as described below). The "Conversion Price" at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred shall initially be $7.00 per share. The Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Series B Preferred is convertible) for stock splits, combinations and other similar recapitalization events as provided in Section G(7) below.

        (2) The Series B preferred will automatically convert into Common Stock at the then applicable conversion rate upon the closing of an underwritten firm commitment public offering of shares of Common Stock of the corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended.

        (3) No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to the product of such fraction multiplied by the then effective Conversion Price.

        (4) In order for a holder of Series B Preferred to convert shares of Series B Preferred into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred, at the office of the transfer agent for the Series B Preferred (or at the principal office of the corporation if the corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and the number of shares of Series B Preferred to be converted. If required by the corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the corporation if the corporation serves as its own transfer agent) shall be the conversion date (the "Conversion Date") and the conversion shall be deemed effective as of the close of business on the Conversion Date. The corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series B Preferred, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. If Common Stock is issued to a person other than the holder of Series B Preferred, such person shall pay any applicable stock transfer taxes. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering shares of Series B Preferred for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series B Preferred shares shall not be deemed to have converted the Series B Preferred until immediately prior to the closing of such sale of securities.

        (5) The corporation shall at all times when the Series B Preferred shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-existing par value of the shares of Common Stock issuable upon conversion of the Series B Preferred, the corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

        (6) All shares of Series B Preferred surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote shall immediately cease and terminate at the close of business on the Conversion Date (except only the right of the holders thereof to receive shares of Common Stock in exchange therefor) and any shares of Series B Preferred so converted shall be retired and canceled and shall not be reissued, and the corporation from time to time shall take appropriate action to reduce the authorized Preferred Stock accordingly.

        (7) In the event the outstanding shares of Common Stock shall be split, subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, and in the event that the corporation shall issue shares of Common Stock by way of a stock dividend or other distribution to the holders of Common Stock, the Conversion Price in effect immediately prior to such split, subdivision, stock dividend, combination or consolidation shall, concurrently with the effectiveness of such split, subdivision or stock dividend, combination or consolidation, be increased or decreased proportionately. Upon the occurrence of each adjustment or readjustment of the Conversion Price, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred a certificate executed by an officer of the corporation setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

        (8) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section G or Section D), then provision shall be made so that the holders of Series B Preferred shall thereafter be entitled to receive upon conversion of the Series B Preferred the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of such Series B Preferred would have been entitled to such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section G with respect to the rights of the holders of the Series B Preferred after the recapitalization to the end that the provisions of this Section G (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

        (9) In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of Series B Preferred, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right.

    H.  Voting Rights. (1) The holders of the Series B Preferred shall be
        -------------
        entitled to receive notice of any stockholders' meeting and, except as otherwise required by law or as provided in Section 8(b) hereof, to vote as a class with holders of Common Stock on any matters on which the Common Stock may be voted. Each share of Series B Preferred shall be entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Series B Preferred is then convertible (as adjusted from time to time in the manner set forth herein).

        (2) Without the written consent of the holders of 66% of the outstanding shares of Series B Preferred or the vote of holders of 66% of the outstanding shares of Series B Preferred at a meeting of the holders of Series B Preferred called for such purpose, the corporation will not (i) alter or change the powers, preferences or rights of the Series B Preferred; (ii) increase or decrease (other than by conversion or as otherwise permitted hereunder) the total number of authorized shares of Series B Preferred, or issue any additional shares of Series B Preferred; or (iii) amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the Series B Preferred.

        (3) Notwithstanding anything to the contrary in Section H(2) above, or otherwise contained herein, the corporation will be permitted, without the approval of the holders of the Series B Preferred voting as a separate class, to authorize additional shares of Preferred Stock and to issue new series of Preferred Stock ranking senior to, pari passu with, or junior to the Series B Preferred.

                                   ARTICLE V
                                   ---------

     The corporation shall have a perpetual existence.

                                  ARTICLE VI
                                  ----------

     In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal the By-Laws adopted or amended by the Board of Directors; provided, however, that the By-Laws shall not be altered, amended or repealed by the stockholders of the corporation except by the affirmative vote of holders of not less than seventy five percent (75%) of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors.

                                  ARTICLE VII
                                  -----------

     A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                 ARTICLE VIII
                                 ------------

1.  Indemnification. The corporation shall, to the maximum extent permitted
    ---------------
    under the General Corporation Law of the State of Delaware and except as set forth below, indemnify and upon request advance expenses to each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in this Article, the corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the corporation.

2.  Advance of Expenses. Notwithstanding any other provisions of this
    -------------------
    Certificate of Incorporation, the By-Laws of the corporation, or any agreement, vote of stockholder or disinterested directors, or arrangement to the contrary, the corporation shall advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

3.  Subsequent Amendment. No amendment, termination or repeal of this Article or
    --------------------
    of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

4.  Other Rights. The corporation may, to the extent authorized from time to
    ------------
    time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

5.  Merger or Consolidation. If the corporation is merged into or consolidated
    -----------------------
    with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

6.  Savings Clause. If this Article or any portion hereof shall be invalidated
    --------------
    on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

7.  Scope of Article. Indemnification and advancement of expenses, as authorized
    ----------------
    by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefits of the heirs, executors and administrators of such a person.

                                  ARTICLE IX
                                  ----------

     The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this section.

                                   ARTICLE X
                                   ---------
     This Article is inserted for the management of the business and for the conduct of the affairs of the corporation.

1.  Number of Directors. The number of directors of the corporation shall not be
    -------------------
    less than three. The exact number of directors within the limitation specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the By-Laws of the corporation.

2.  Classes of Directors. Effective upon such time as a class of capital stock
    --------------------
    of this corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute (the "Transition Date"), the Board of Directors shall be and is divided into three classes:
    Class I, Class II and Class III. At or prior to that time, the corporation's board of directors shall designate which of the existing directors (each, an "Initial Director") shall serve in which class.

3.  Election of Directors. Elections of directors need not be by written ballot
    ---------------------
    except as and to the extent provided in the By-Laws of the corporation.

4.  Terms of Office. Effective upon the Transition Date, each director shall
    ---------------
    serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however,
                                                           --------  -------
    that each Initial Director in Class I shall serve for a term ending on the date of the annual meeting occurring in the first calendar year following the Transition Date; each Initial Director in Class II shall serve for a term ending on the date of the annual meeting occurring in the second calendar year following the Transition Date; and each Initial Director in Class III shall serve for a term ending on the date of the annual meeting occurring in the third calendar year following the Transition Date; and provided, further, that the term of each director shall be subject to the
    --------  -------
    election and qualification of his or her successor or to his or her earlier death, resignation or removal.

5.  Allocation of Directors Among Classes in the Event of Increases or Decreases
    ----------------------------------------------------------------------------
    in the Number of Directors. In the event of any increase or decrease in the
    --------------------------
    number of directors after the Transition Date, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class.

6.  Removal. The directors of the corporation may be removed only for cause by
    -------
    the affirmative vote of the holders of at least 75% of the shares of the capital stock of the corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

7.  Vacancies.   Subject to the rights of the holders of any Preferred Stock,
    ---------
    any vacancies on the board of directors resulting from death, resignation or removal shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the board of directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with the by-laws of this corporation. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor or to his or her earlier death, resignation or removal.

                                  ARTICLE XI
                                  ----------

     The books of this corporation may, subject to any statutory requirements, be kept outside the State of Delaware as may be designated by the Board of Directors or by the By-Laws of this corporation.

                                  ARTICLE XII
                                  -----------

     At any time during which a class of capital stock of this corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, stockholders of the corporation may not take any action by written consent in lieu of a meeting.

                                 ARTICLE XIII
                                 ------------

     Special meetings of stockholders may be called at any time, but only by the Chairman of the Board of Directors or a majority of the Board of Directors. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

                                  ARTICLE XIV
                                  -----------

     Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the corporation, the affirmative vote of seventy five percent (75%) of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, the following Articles of this Certificate of Incorporation: Article VI, Article X, Article XII, Article XIII and this Article XIV.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this ____ day of January 2002.


                         APRISMA MANAGEMENT TECHNOLOGIES, INC.


                         By:
                            -----------------------------------------
                         Title: President and Chief Executive Officer